As filed with the Securities and Exchange Commission on April 1, 1998
                                  Registration No. 333-______________

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                     ______________________

                            FORM S-8

    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

              WALDEN RESIDENTIAL PROPERTIES, INC.
     (Exact Name of Registrant as Specified in Its Charter)

                Maryland                        75-2506197
      (State or Other Jurisdiction           (I.R.S. Employer
  of Incorporation or Organization)        Identification No.)

          One Lincoln Centre                      75240
     5400 LBJ Freeway, Suite 400               (Zip Code)
            Dallas, Texas
(Address of Principal Executive Offices)


       WALDEN RESIDENTIAL PROPERTIES, INC. EMPLOYEE STOCK
                         PURCHASE PLAN
                    (Full Title of the Plan)

                       Mark S. Dillinger
              Walden Residential Properties, Inc.
                       One Lincoln Centre
                  5400 LBJ Freeway, Suite 400
                     Dallas, Texas   75240
            (Name and Address of Agent For Service)
                         (972) 788-0510
 (Telephone Number, Including Area Code, of Agent for Service)

                           Copies to:

                        Kenneth L. Betts
                Winstead Sechrest & Minick P.C.
                        1201 Elm Street
                           Suite 5400
                     Dallas, Texas   75270

                CALCULATION OF REGISTRATION FEE


 Title of                              Proposed         Proposed
Securities              Amount         Maximum          Maximum
  to be                 to be       Offering Price      Aggregate             Amount of
Registered            Registered    Per Share (1)   Offering Price (1)   Registration Fee (2)
----------            ----------    --------------  ------------------   --------------------
Common Stock, par
value $.01 par share   200,000          $24.69          $4,938,000              $1,457


(1) Estimated solely for the purposes of calculating the registration fee.
(2) Pursuant to Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated based on the average of the high and low prices of the Registrant's common stock on March 24, 1998 (as reported on the New York Stock Exchange).

                              PART I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

1. Plan Information.*

2. Registrant Information and Employee Plan Annual Information.*
____________________

* Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

  The documents listed below hereby are incorporated by reference into this registration statement on Form S-8 (the "Registration Statement"). All documents subsequently filed by Walden Residential Properties, Inc. (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and before the filing of a post-effective amendment to the Registration Statement which indicates that all shares of the Company's common stock offered hereunder have been sold or which deregisters all such shares then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

  1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; and

  2. The description of the Company's common stock contained in the registration statement on Form 8-A under the Exchange Act filed by the Company with the Commission on November 19, 1993.


Item 4.     Description of Securities

  Not required. The Registrant's Common Stock has been registered under Section 12 of the Exchange Act.

Item 5.     Interest of Named Experts and Counsel

  Not applicable.

Item 6.     Indemnification of Directors and Officers

  The Company's Articles of Incorporation, as amended (the "Articles of Incorporation"), provide certain limitations on the liability of the Company's directors and officers for monetary damages to the Company. The Articles of Incorporation obligate the Company to indemnify its directors and officers, and permit the Company to indemnify its employees and other agents, against certain liabilities incurred in connection with their service in such capacities. These provisions could reduce the legal remedies available to the Company and the stockholders against these individuals.

  The Articles of Incorporation require the Company to indemnify
(a) the Company's directors and officers whether serving the Company or at its request any other entity who have been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of his service in that capacity, against reasonable expenses incurred by him in connection ith the proceeding unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful and (b) other employees and agents of the Company to such extent as shall be authorized by the Board of Directors or the Company's Bylaws and be permitted by law. In addition, the Articles of Incorporation require the Company to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a director or officer who is a party to a proceeding under procedures provided for under the Maryland General Corporation Law (the "MGCL"). The Company's Bylaws also permit the Company to provide such other and further indemnification or payment or reimbursement of expenses as the Board of Directors deems to be in the interest of the Company and as may be permitted by the MGCL for directors, officers and employees of Maryland corporations.

  The Company has entered into indemnification agreements with each of the Company's officers and directors. The indemnification agreements require, among other things, that the Company indemnify its officers and directors to the fullest extent permitted by law and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company must also indemnify and advance all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements and cover officers and directors under the Company's directors' and officers' liability insurance. Although the indemnification agreements offer substantially the same scope of coverage afforded by law, it provides assurance to directors and officers that indemnification will be available because such contracts cannot be modified unilaterally in the future by the Board of Directors or the stockholders to eliminate the rights they provide.

Item 7.     Exemption from Registration Claimed.

  Not Applicable.

Item 8.     Exhibits.

  5.1 Opinion of Winstead Sechrest & Minick P.C. regarding the legality of the securities being registered.

  23.1 Consent of Deloitte & Touche LLP.

  23.2 Consent of Winstead Sechrest & Minick P.C. (included as part of Exhibit 5.1).

  24.1 Power of Attorney (See Page II-5 of this Registration
       Statement).

  99.1 Walden Residential Properties, Inc. Employee Stock
       Purchase Plan.

Item 9.     Undertakings.

  The undersigned registrant hereby undertakes:

  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

       (i)  to include any prospectus required by Section
  10(a)(3) of the Securities Act of 1933;

       (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                            SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 31, 1998.

                           WALDEN RESIDENTIAL PROPERTIES, INC.


                           By:  /s/ Marshall B. Edwards
                                -----------------------
                                Name:   Marshall B. Edwards
                                Title:  Chief Executive Officer
                                        and President

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Marshall B. Edwards and Mark S. Dillinger, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, and file any and all documents relating to this Registration Statement, including any and all amendments, post-effective amendments, abbreviated registration statements pursuant to Rule 462 under the Securities Act of 1933, exhibits and supplements thereto, with any regulatory authority, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

   Signature                            Capacity                Date
   ---------                            --------                ----

/s/ Marshall B. Edwards          Chief Executive Officer,       March 31, 1998
------------------------------   President, Chief Acquisitions
Marshall B. Edwards              Officer and Director
                                 (Principal Executive Officer)


/s/ Mark S. Dillinger            Executive Vice President,      March 31, 1998
------------------------------   Chief Financial Officer and
Mark S. Dillinger                Director (Principal Financial
                                 Officer and Principal Accounting
                                 Officer)

/s/ Michael E. Masterson         Chairman of the Board of       March 31, 1998
------------------------------   Directors and Director
Michael E. Masterson


/s/ Linda Walker Bynoe           Director                       March 31, 1998
------------------------------
Linda Walker Bynoe


/s/ Don R. Daseke                Director                       March 31, 1998
------------------------------
Don R. Daseke


/s/ Maxwell B. Drever            Director                       March 31, 1998
------------------------------
Maxwell B. Drever


/s/ Francesco Galesi             Director                       March 31, 1998
------------------------------
Francesco Galesi


/s/ Robert L. Honstein           Director                       March 31, 1998
------------------------------
Robert L. Honstein


/s/ Arch K. Jacobson             Director                       March 31, 1998
------------------------------
Arch K. Jacobson


/s/ Louis G. Munin               Director                       March 31, 1998
------------------------------
Louis G. Munin


/s/ J. Otis Winters              Director                       March 31, 1998
------------------------------
J. Otis Winters




DB980750065
033198 v8
111:14199-19


                               EXHIBIT INDEX

Exhibit Number                  Description
--------------                  -----------

     5.1 Opinion of Winstead Sechrest & Minick P.C. regarding the validity of the securities being registered.

    23.1                        Consent of Deloitte & Touche LLP.

    23.2 Consent of Winstead Sechrest & Minick P.C. (included as part of Exhibit 5.1).

    24.1                        Power of Attorney (See Page II-5 of this
                                Registration Statement).

    99.1                        Walden Residential Properties, Inc.
                                Employee Stock Purchase Plan.